Exhibit 4.1

Deed of Variation

Hudson Global Resources (Aust) Pty Limited (Aus Borrower)
Hudson Global Resources (NZ) Limited (NZ Borrower)
Hudson Highland (APAC) Pty Limited (Initial Guarantor)
Westpac Banking Corporation (Aus Lender)
Westpac New Zealand Limited (NZ Lender)

Deed of Variation

Details		3

Agreed terms		5

1.	Defined terms & interpretation	5
1.1	Facilities Agreement defined terms	5
1.2	Defined terms	5
1.3	Interpretation	5

2.	Variation	5
2.1	Agreement	5
2.2	When effective	6

3.	Representations and acknowledgments	6
3.1	Representations and warranties	6
3.2	Consent	6
3.3	Acknowledgment and agreement	6
3.4	Entire agreement	6

4.	Costs and Expenses	7
4.1	Costs and expenses	7

5.	General provisions	7
5.1	Enforceability	7
5.2	Further action	7
5.3	Severability	7
5.4	Governing law and jurisdiction	7
5.5	Counterparts	7

Schedule 1 –Variation To The Facility Agreement		8
Schedule 2 - Form of Director's Certificate		9

Signing pages		9

Deed of Variation | page 2

Details

Date	December 19, 2013

Parties

Name	Hudson Global Resources (Aust) Pty Limited
ABN	002 888 762
Short form name	Aus Borrower
Notice details	Level 19, 20 Bond Street
Sydney NSW 2000
Facsimile: +612 8233 2706
Email:matthew.warburton@hudson.com
Attention: Matthew Warburton

Name	Hudson Global Resources (NZ) Limited
Company Number	667922
Short form name	NZ Borrower
Notice details	c/- Bell Gully
Level 22, Vero Centre, 48 Shortland Street
Auckland
NZ
Facsimile: : +612 8233 2706
Email: matthew.warburton@hudson.com
Attention: Matthew Warburton

Name	Hudson Highland (APAC) Pty Limited
ABN	074 319 396
Short form name	Initial Guarantor
Notice details	Level 19, 20 Bond Street
Sydney NSW 2000
Facsimile: +612 8233 2706
Email: matthew.warburton@hudson.com
Attention: Matthew Warburton

Name	Westpac Banking Corporation
ABN	33 007 457 141
Short form name	Aus Lender
Funding Office	Level 3, 275 Kent Street, Sydney, NSW 2000
Facsimile: 61 2 8254 6920
Email: glochrin@westpac.com.au
Attention: Gavin Lochrin, Associate Director, Corporate Business Group

Deed of Variation | page 3

Name	Westpac New Zealand Limited
Short form name	NZ Lender
Notice details	Level 5 16 Takutai Square Auckland 1010
Facsimile: +64 9 367 3525
Email: greg_D’anvers@westpac.co.nz
Attention: Greg D’Anvers, Commercial Manager, Business Banking

Background

A.	The Aus Borrower, the NZ Borrower, the Initial Guarantor, the Aus Lender and the NZ Lender have entered into an agreement entitled “Facility Agreement” dated 22 November 2011 as amended on 20 June 2013 (the Facility Agreement).

B.	The parties wish to vary the terms of the Facility Agreement as set out in this deed.

Deed of Variation | page 4

Agreed terms

1.	Defined terms & interpretation

1.1	Facilities Agreement defined terms

Unless the context otherwise requires or the relevant term is defined in this document, terms defined in the Facility Agreement have the same meaning in this document unless otherwise defined herein.

1.2	Defined terms

In this document:

Variation means each of the variations set out in clause 2.1(a).

Varied Facility Agreement means the Facility Agreement as varied by this deed.

1.3	Interpretation

The following rules apply unless the context requires otherwise:

(a)	headings are for convenience only and do not affect interpretation;

(b)	a reference to a clause or Schedule is a reference to a clause or Schedule in or this deed;

(c)	the singular includes the plural and the converse;

(d)	a gender includes all genders;

(e)	a reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of the foregoing;

(f)	a reference to a party to this deed includes the party’s successors and permitted substitutes or assigns;

(g)	a reference to conduct includes, without limitation, an omission, statement or undertaking whether or not in writing;

(h)	a reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it;

(i)	mentioning anything after include, includes or including does not limit what else might be included; and

(j)	reference to any time is Sydney time.

2.	Variation

2.1	Agreement

On and from the time specified in clause 2.2:

(a)	the Facility Agreement is varied as set out in Schedule 1; and

(b)	each party agrees to be bound by the Varied Facility Agreement.

Deed of Variation | page 5

2.2	When effective

Clause 2.1 takes effect when the Aus Lender and the NZ Lender have received:

(a)	an original counterpart of this document duly executed by the Aus Borrower, the NZ Borrower and the Initial Guarantor, on which any applicable stamp duty or other taxes of a similar nature have been paid;

(b)	director’s certificate in the form of Schedule 2 given by the NZ Borrower;

(c)	satisfactory ASIC searches in relation to the Aus Borrower and the Initial Guarantor and applicable NZ company searches of the NZ Borrower;

(d)	a fee of A$15,000.00 is received by the Aus Lender from the Aus Borrower; and

(e)	a legal- sign off from each of the internal legal counsel for the Aus Lender and the NZ Lender.

3.	Representations and acknowledgments

3.1	Representations and warranties

Each of the Aus Borrower, the NZ Borrower and the Initial Guarantor represents and warrants to the Aus Lender and NZ Lender that it has taken the necessary action to authorise its entry into this deed, which is valid, binding and enforceable against it in accordance with its terms.

3.2	Consent

The Initial Guarantor consents to the Variation.

3.3	Acknowledgment and agreement

The Initial Guarantor acknowledges and agrees that:

(a)	each Guarantee and each Security Interest provided by it continues in full force and effect to guarantee and secure all of its liabilities and obligations under the Facility Agreement and any reference in any such Guarantee and Security to the Facility Agreement is amended to refer to the Varied Facility Agreement;

(b)	its respective liabilities and obligations under each Guarantee and Security Interest to which it is a party are not released, reduced or diminished as a result of the Variation;

(c)	nothing in this document prejudices or otherwise adversely affects any power of the Aus Lender and NZ Lender or any obligation or liability of the Aus Borrower, the NZ Borrower or the Initial Guarantor to the Aus Lender and NZ Lender, with respect to anything done or effected or otherwise arising before the date of this document;

(d)	each of the Aus Lender and NZ Lender is relying on this document (and on the representations and warranties in clause 3) in continuing to provide financial accommodation to the Aus Borrower, the NZ Borrower and the Initial Guarantor and in agreeing to the Variation; and

(e)	its representations and warranties in clause 3 survive execution and delivery of this document.

3.4	Entire agreement

This deed and the Facility Agreement as varied by this deed:

(a)	contain all the terms on which financial accommodation under the Varied Facility Agreement is or will be provided and remains or will remain outstanding; and

(b)	supersede all prior communications between the parties about the subject matter of the Facility Agreement and the Variation.

Deed of Variation | page 6

4.	Costs and Expenses

4.1	Costs and expenses

Each of the Aus Borrower, the NZ Borrower and the Initial Guarantor will pay its own costs and expenses in connection with this document and the Variation.

5.	General provisions

5.1	Enforceability

This document is enforceable against each party signing it even if:

(a)	one or more persons named as a Initial Guarantor does not execute this document; or

(b)	this document is not enforceable against another person named as an Initial Guarantor for any reason.

5.2	Further action

The Initial Guarantor must do all things necessary or desirable to give full effect to the Variation and this document.

5.3	Severability

A provision of this document that is illegal, invalid or unenforceable in a jurisdiction is ineffective in that jurisdiction to the extent of the illegality, invalidity or unenforceability. This does not affect the validity or enforceability of that provision in any other jurisdiction, nor the remainder of this document in any jurisdiction.

5.4	Governing law and jurisdiction

This document is governed by the laws of New South Wales. Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of that place (and any court of appeal) and waives any right to object to an action being brought in those courts, including on the basis of an inconvenient forum or those courts not having jurisdiction.

5.5	Counterparts

This document may be executed in any number of counterparts. Each counterpart constitutes an original of this document, all of which together constitute one instrument. A party who has executed a counterpart of this document may exchange it with another party by faxing the executed counterpart to that other party, and if requested by that other party, will promptly deliver the original by hand or post. Failure to make that delivery will not affect the validity of this document.

Deed of Variation | page 7

Schedule 1 –Variation to the Facility Agreement

The Facility Agreement is varied as follows.

Provision	Variation
Clause 1.1 Definition of Margin	The definition is amended as follows:
“Margin means, in respect of:
(a)    Tranche A, with effect from 1 October 2013, 0.90% per annum;
(b)    Tranche B, 083% per annum; and
(c) Tranche C, with effect from 1 October 2013, 1.80% per annum.”
Clause 1.1 Definition of Tranche A Limit	The definition is amended as follows: “Tranche A Limit means $15,000,000.”
Clause 11.12(a) Fixed Charge Cover Ratio	The subclause is amended to read:

“(a) (Fixed Charge Cover Ratio) for the 31 December 2013 and 31 March 2014 Testing Dates, the Fixed Charge Cover Ratio is equal to or greater than 1.00 times; for the 30 June 2014 Testing Date, the Fixed Charge Cover Ratio is equal to or greater than 1.10 times: and, at all other Testing Dates , the Fixed Charge Cover Ratio is equal or greater than 1.5 times.”
Clause 11.12(c)	The subclause is amended to read: “(c) (Tangible Net Worth) as at the Testing Date, Tangible Net Worth is not less than the higher of:
(1) 85% (or 80% as at the 31 December 2013 Testing Date) of the Net Tangible Worth for the previous Financial Year; and (2) $17,500,000.”
Clause 20.1(c) Tranche A line fee	The reference to “0.65% per annum” in the first line of this clause is deleted and replaced with “0.90% per annum”.

Deed of Variation | page 8

Signing pages

EXECUTED as a deed.

Each attorney signing this document under a power of attorney certifies, by the attorney's signature, that the attorney has no notice of the revocation of the power of attorney.

AUS Borrower

Executed by Hudson Global Resources
(Aust) Pty Limited in accordance with
Section 127 of the Corporations Act 2001
/s/ Kendall Ryan	/s/ Mark Steyn
Signature of director	Signature of director/company secretary
(Please delete as applicable)

Kendall Ryan	Mark Steyn
Name of director (print)	Name of director/company secretary (print)

NZ Borrower

Executed by Hudson Global Resources
(NZ) Limited

/s/ Roman Rogers	/s/ Mark Steyn
Signature of director	Signature of director (Please delete as
applicable)

Roman Rogers	Mark Steyn
Name of director (print)	Name of director (print)

INITIAl GUARANTOR

Executed by Hudson Highland (APAC)
Pty Limited in accordance with Section 127
of the Corporations Act 2001
/s/ Kendall Ryan	/s/ Mark Steyn
Signature of director	Signature of director/company secretary
(Please delete as applicable)

Kendall Ryan	Mark Steyn
Name of director (print)	Name of director/company secretary (print)

Deed of Variation | page 9

AUS LENDER

Signed by GAVIN LOCHRIN
as attorney for Westpac Banking
Corporation under power of attorney dated
17 January 2001 in the presence of

/s/ Kayne Williams	/s/ Gavin Lochrin
Signature of witness	By executing this agreement the attorney
states that the attorney has received no
notice of revocation of the power of attorney
Kayne Williams
Name of witness (print)

NZ LENDER

SIGNED SEALED and DELIVERED on	By executing this document the attorney
behalf of WESTPAC NEW ZEALAND	states that the attorney has received no
LIMITED by its attorney under power of	notice of revocation of the power of attorney.
attorney in the presence of:

/s/ Rebecca May Shepherd	/s/ Miriam Ariane Hanepen
Witness (signature)	Attorney (signature)

Rebecca May Shepherd	Miriam Ariane Hanepen
Witness (print name)	Name of Attorney (print)

Witness (signature)	Attorney (signature)

Witness (print name)	Name of Attorney (print)
TIER THREE ATTORNEY

Deed of Variation | page 10